Exhibit 10.23

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made as of September 30, 2014, by and among U.S. Bank National Association (“Escrow Agent”), Good Technology Corporation, a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee (in such capacity and together with any successors in such capacity, the “Trustee”).

WHEREAS, this Agreement is being entered into in connection with (i) the Purchase Agreement (the “Purchase Agreement”), dated September 24, 2014, by and among the Company, certain subsidiaries of the Company, and Oppenheimer & Co. Inc., as initial purchaser thereunder (the “Initial Purchaser”), and (ii) the Indenture, dated as of the date hereof (the “Indenture”), among the Company, the Guarantors named therein and the Trustee, governing the Company’s 5% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, pursuant to the Company’s final Offering Memorandum, dated September 24, 2014 (the “Offering Memorandum”), the Company has offered and will issue and sell on the date hereof (the “Issue Date”) 80,000 units, with each unit consisting of Notes in $1,000 principal amount and Warrants to purchase 203.252 shares of the Company’s Common Stock, for a total offering of Notes in the aggregate principal amount of $80,000,000 and Warrants to purchase up to an aggregate of 16,260,160 shares of the Company’s Common Stock (the “Offering”); and

WHEREAS, in connection with the issuance and sale of the Notes pursuant to the Indenture, the parties have agreed to enter into this Agreement to place in escrow certain funds and to set forth the conditions upon which, and the manner in which, funds will be held by the Escrow Agent, disbursed from the Pledged Account (as defined below) and released from the security interest and lien hereinafter described.

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE ONE

ESCROW DEPOSIT

Section 1.01 Appointment of Escrow Agent; Escrow Property; Grant of Security Interest.

(a) The Company and the Trustee hereby appoint the Escrow Agent as escrow agent, securities intermediary and depositary bank hereunder in accordance with the terms and conditions set forth in this Agreement and the Escrow Agent hereby accepts such appointment. Concurrently with the execution and delivery hereof, (i) the Initial Purchaser has, on behalf of the Holders of the Notes, caused to be deposited by wire transfer in accordance with the instructions on Schedule 2 into a trust account maintained at the Escrow Agent (211798001 , and the account name “Good Technology Escrow Acct.”) (such account referred to as the “Pledged Account”), cash in the amount of $12,000,000, which amount is equal to 15% the gross proceeds from the Offering (the “Initial Deposit”) with the Escrow Agent into the Pledged Account.

(b) The Escrow Agent shall accept the Initial Deposit and shall hold the Initial Deposit and the proceeds thereof in the Pledged Account for disbursement in accordance with the provisions hereof. The Pledged Account shall be under the control (within the meaning of Sections 8-106, 9-104 and 9-106 of the UCC) of the Trustee and, subject to the provisions of this Agreement, the Escrow Agent shall comply with all entitlement orders and instructions given by the Trustee (in its capacity as a secured party) directing the disposition of the Escrow Property (as defined below) without further consent of the Company or any other person. So long as no Event of Default exists under the Indenture, the Escrow Agent shall honor instructions issued by the Company in accordance with Sections 1.02, 1.03 and 1.04 hereof. The Trustee agrees not to deliver any entitlement orders or instructions except as permitted by Section 1.03(d) hereof. Each party hereto confirms that the arrangements established above constitute “control” (as defined in Sections 8–106 and 9–104 of the UCC) by the Trustee of the Pledged Account. The Escrow Agent and the Company have not entered, and shall not enter into any other agreement with respect to control of the Pledged Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any entitlement orders or instructions with respect to the Pledged Account or the Escrow Property as set forth in this Section 1.01(b).

(i)	As security for the due and punctual payment of all obligations that may become due in respect of the Notes (including, without limitation, the payment of 100% of the Initial Deposit), the Company hereby pledges, assigns and grants to the Trustee, for the benefit of the Holders of the Notes, a continuing security interest in, and a lien on, the Pledged Account and the Escrow Property credited thereto and all the proceeds thereof, whether now owned or existing or hereafter acquired or arising (such security interest and lien, the “Trustee’s Security Interest”). The Trustee’s Security Interest shall at all times be valid, perfected and enforceable as a first-priority security interest by the Trustee against the Company and all third parties in accordance with the terms of this Agreement.

(ii)	The Company agrees to file all financing statements and take all commercially reasonable steps as are necessary in connection with the perfection of the Trustee’s Security Interest. The Company hereby authorizes the filing of any financing statements in any jurisdiction and in any filing office as necessary or advisable to perfect the Trustee’s Security Interest, and such financing statements may describe the collateral as “all assets” or in the same manner described herein or in any other manner as necessary or advisable to ensure perfection of the Trustee’s Security Interest.

(iii)	Upon the release of any Escrow Property pursuant to Section 1.03 hereof, the Trustee’s Security Interest in the released Escrow Property shall automatically terminate without any further action. In connection with such automatic termination, the Company shall take all steps necessary to terminate any financing statements and the Trustee shall execute such other documents without recourse, representation or warranty of any kind as the Company shall reasonably request and otherwise cooperate, at the Company’s expense, with the Company to evidence or confirm the termination of the Trustee’s Security Interest in the released Escrow Property.

The Initial Deposit, the Pledged Account and all funds, securities or other property now or hereafter credited to the Pledged Account, plus all interest, dividends, investment property, and other distributions and payments on or proceeds of any of the foregoing (collectively the “Distributions”) received by the Escrow Agent are collectively referred to herein as “Escrow Property.”

(c) The Company represents and warrants to the Trustee that (i) it was duly incorporated and is validly existing as a Delaware corporation and (ii) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers) or other similar laws now or hereafter in effect relating to creditors’ rights generally, (B) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (whether applied in a proceeding in equity or at law) and (C) federal and state securities laws and public policy considerations.

(d) The Escrow Agent represents and warrants to the Company and the Trustee that (i) it is and has all power and authority to act as a securities intermediary, as defined in Section 8-102 of the UCC, and it is and has all power and authority to act as a bank, as defined in Section 9-102 of the UCC, and (ii) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers) or other similar laws now or hereafter in effect relating to creditors’ rights generally, (B) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (whether applied in a proceeding in equity or at law) and (C) federal and state securities laws and public policy considerations.

(e) The Trustee represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers) or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (whether applied in a proceeding in equity or at law) and (iii) federal and state securities laws and public policy considerations.

Section 1.02 Investments.

(a) The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto,

or as set forth in any subsequent written instruction signed by the Company. Absent its timely receipt of instructions from the Company, the Escrow Agent shall have no duty to invest (or otherwise pay interest on) the Escrow Property and the Escrow Property shall remain uninvested in cash. With respect to any Escrow Property received by Escrow Agent after 10:00 a.m., New York City time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next Business Day. For purposes of this Agreement, “Business Day” shall mean any day that the Escrow Agent is open for business. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.03 or Section 1.05 of this Agreement. The Escrow Agent hereby agrees to treat the Initial Deposit, any such investment and any Distributions thereon as financial assets within the meaning of Section 8-102(a)(9) of the UCC.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss, fee, tax, penalty or other charge which may result from any investment, reinvestment, sale or liquidation of investment made pursuant to this Agreement, unless such loss, fee, tax, penalty or other charge results from the Escrow Agent’s bad faith, gross negligence or willful misconduct. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Company acknowledges that the Escrow Agent is not providing investment supervision, recommendations or advice. The Escrow Agent shall be under no duty to afford the Escrow Property any greater degree of care than it gives its own similar property.

Section 1.03 Disbursements.

The Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

(a) [RESERVED]

(b) [RESERVED]

(c) [RESERVED]

(d) If an Interest Payment Date (as defined in the Indenture) on the Notes shall occur while Escrow Property is on deposit in the Pledged Account, then no less than five Business Days prior to the Interest Payment Date, the Company shall provide the Escrow Agent an Officer’s Certificate (as defined in the Indenture) setting forth the amount of interest due on the Notes on such Interest Payment Date (as calculated in accordance with the terms of the Indenture), and then the Escrow Agent shall (i) two Business Days prior to such Interest Payment Date and upon receipt of such Officer’s Certificate, liquidate an amount of the Escrow Property sufficient to pay the interest then due on the Notes (as calculated in accordance with the terms of the Indenture) and (ii) no later than 10:00 A.M. (New York time) on such Interest Payment Date release such cash amount to the Trustee for payment of such interest on the Notes.

(e) If the Escrow Agent receives a written notice from the Trustee that the aggregate principal amount of and accrued and unpaid interest on the Notes has become immediately due and payable pursuant to Section 6.02 of the Indenture, the Escrow Agent shall liquidate all Escrow Property then held by it, and the Escrow Agent shall, after deducting any reasonable documented out-of-pocket fees due itself and its counsel, release (x) to the Trustee any reasonable and documented out-of-pocket fees and expenses of the Trustee owing to the Trustee and (y) to the Paying Agent for payment to the Holders of the Notes the amount of Escrow Property sufficient to pay the accelerated aggregate principal amount of, and accrued and unpaid interest on, the Notes within one business day after receipt of such written notice. Immediately following such releases, the Escrow Agent shall release any Escrow Property that remains in the Pledged Account as directed in written instructions from the Company.

(f) Upon satisfaction and discharge of the Indenture pursuant to Article VIII or XII thereof, the Trustee shall provide written notice to the Escrow Agent that the Company’s obligations under the Indenture has been satisfied and discharged in full, and the Escrow Agent shall, upon receipt of such notice, release any Escrow Property that remains in the Pledged Account as directed in written instructions from the Company.

(g) Any disbursements made pursuant to Section 1.03(d), (e) or (f) shall be made by wire transfer or via internal transfer in immediately available funds to the accounts specified on the attached Schedule 2.

(h) Upon the release of any Escrow Property as directed by the Company, pursuant to this Section 1.03 hereof, such released Escrow Property shall be delivered to the recipient, free and clear of any and all claim or interest of the Escrow Agent, the Trustee and the Holders of the Notes. Upon any release of any Escrow Property to the Paying Agent for distribution to the Holders of the Notes pursuant to Section 1.03(d) or (e) hereof, the Escrow Property released in accordance with those sections shall be delivered to the recipients identified therein free and clear of any and all claim or interest of the Company or the Escrow Agent.

(i) The Escrow Agent agrees to accept and act upon instructions or directions pursuant to this Escrow Agreement sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods. Attached as Part A of Schedule 1 hereto and made a part hereof is a list of those persons entitled to give notices, instructions, directions and other communications to the Trustee and/or the Escrow Agent on behalf of the Company hereunder. The Escrow Agent shall confirm each funds transfer instruction received in the name of the Company by means of the security procedures as set forth in Part B of Schedule 1 hereto.

(j) Once delivered to the Escrow Agent, Schedule 1 may be revised or rescinded only by a notice in writing signed by an authorized representative of the Company. Such revisions or rescissions shall be effective only after actual receipt. If a revised Schedule 1 or a rescission of an existing Schedule 1 is delivered to the Escrow Agent by an entity that is a successor-in-interest to the Company, such document shall be accompanied by additional documentation reasonably satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Company under this Escrow Agreement.

(k) The parties hereto understand that the Escrow Agent’s inability to receive or confirm transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

(l) All disbursements of funds from the Escrow Property shall be subject to the fees and claims of Escrow Agent pursuant to Sections 3.01 and 3.02 hereof.

Section 1.04 Income Tax Allocation and Reporting.

(a) The Company agrees that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year.

(b) Prior to closing, the Company shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request. The Company understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Company shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the bad faith, gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.04(c) is in addition to the indemnification provided in Section 3.02 hereof and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

Section 1.05 Termination.

Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Agreement shall terminate and be of no further force and effect, except that the provisions of Sections 1.04(c), 3.01 and 3.02 hereof shall survive such termination.

Section 1.06 Definitions.

Capitalized terms that are used but not defined herein have the respective meanings specified in the Indenture. All references to “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

ARTICLE TWO

DUTIES OF THE ESCROW AGENT

Section 2.01 Scope of Responsibility.

Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to the Company or any other person under this Agreement. The Escrow Agent will not be responsible or liable for the failure of the Company to perform in accordance with this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement (including, without limitation, the Indenture), whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Agreement to any other agreement, instrument, or document are for the convenience of the Company, and the Escrow Agent has no duties or obligations with respect thereto. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.

Section 2.02 Authorized Signors.

Concurrent with the execution of this Agreement, the Company shall deliver to the Escrow Agent a list of authorized signers, together with specimen signatures, as set forth in Part A of Schedule 1 to this Agreement.

ARTICLE THREE

PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.01 Compensation.

For services rendered hereunder, the Escrow Agent shall be entitled to such reasonable compensation as shall be agreed to in writing between the Company and the Escrow Agent (it being hereby agreed that the compensation set forth in any fee letter between the Company and the Escrow Agent shall be deemed to be reasonable). The Company agrees to pay such compensation and to reimburse the Escrow Agent promptly for the reasonable and documented out-of-pocket expenses (including, without limitation, attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder. The provisions of this Section shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

Section 3.02 Indemnification.

The Company agrees to indemnify the Escrow Agent for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense, including attorneys’ fees and expenses

(including the costs and expenses of defending against any claim of liability, regardless of who asserts such claim), incurred by the Escrow Agent arising out of or in connection with its appointment as Escrow Agent hereunder, except such losses, liabilities, damages, claims, costs or expenses as may result from the bad faith, gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Escrow Agent in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document believed to be valid and genuine. The Escrow Agent shall notify the Company, by letter or facsimile transmission, of a claim against the Escrow Agent or of any action commenced against the Escrow Agent, promptly after the Escrow Agent shall have received written notice thereof. The Company shall be entitled to participate at its own expense in the defense of any such claim or other action and, if the Company so elects, the Company shall assume the defense of any suit brought to enforce any such claim. In the event that the Company assumes the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by the Escrow Agent, so long as the Company shall retain counsel reasonably satisfactory to the Escrow Agent; provided, that the Company shall not be entitled to assume the defense of any such action if the named parties to such action include both the Escrow Agent and the Company and representation of both parties by the same counsel would, in the opinion of the Escrow Agent’s counsel, be inappropriate due to actual or potential conflicting interests between the Escrow Agent and the Company. For the avoidance of doubt, the Company shall be liable for the reasonable fees and expenses of Escrow Agent’s counsel in evaluating any actual or potential conflict and advising the Escrow Agent with respect thereto pursuant to the prior sentence. The provisions of this Section shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

Section 3.03 Rights of Escrow Agent.

The Escrow Agent:

(a) shall not be liable for any act or omission by it unless such act or omission constitutes bad faith, gross negligence or willful misconduct; in no event shall the Escrow Agent be liable to any third party for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Agreement;

(b) shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing between the Escrow Agent and the Company and the Escrow Agent shall have no liability under, and no duty to inquire as to, the provisions of any agreement other than this Agreement;

(c) shall not be obligated to take any action hereunder which might in the Escrow Agent’s judgment involve any risk of expense, loss or liability, unless it shall have been furnished with indemnity and/or security satisfactory to it;

(d) may conclusively rely on and shall be protected in acting or refraining from acting upon any certificate, instrument, opinion, notice, letter, or other document or security delivered to it and believed by it to be genuine and to have been signed or presented by the proper person or persons;

(e) may conclusively rely on and shall be protected in acting or refraining from acting upon written instructions from the Company or the Trustee;

(f) may consult with counsel of its selection, including its in-house counsel, with respect to any questions relating to its duties and responsibilities and the advice or opinion of such counsel, or any opinion of counsel to the Company provided to the Escrow Agent shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Escrow Agent hereunder in accordance with the advice or opinion of such counsel; and

(g) may perform any duties hereunder either directly or by or through agents and attorneys and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 3.04 Waiver of Set-off.

The Escrow Agent (i) agrees that any security interest in, lien on, encumbrance, claim or right of set-off against, any Escrow Property it now has or subsequently obtains shall be subordinate to the security interest of the Trustee, as secured party, in the Escrow Property, and (ii) agrees not to exercise any present or future right of recoupment or set-off against the Pledged Account or to assert against the Pledged Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that it may at any time have as securities intermediary or depositary bank against or in any of the Pledged Account or any Escrow Property therein or credited thereto (including Section 9-340(a) of the UCC).

Section 3.05 Disagreements.

If, at any time, (a) there shall exist any dispute with respect to the holding or disposition of all or any portion of the Escrow Property or any other obligations of the Escrow Agent hereunder or (b) the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Property until (i) such dispute or uncertainty shall be resolved to the satisfaction of the Escrow Agent in its sole discretion or (ii) the Escrow Agent files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any court order or arbitration decision without further question, inquiry or consent. The Escrow Agent shall have no liability to the Company or any other person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Property or any delay in or with respect to any other action required or requested of Escrow Agent.

Section 3.06 Attachment of Escrow Property; Compliance with Legal Orders.

In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to the Company or to any other person, firm or corporation, should, such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. To the extent permissible by law, in the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall provide prompt notice to the Company of any such action.

Section 3.07 Removal and Resignation.

(a) The Trustee (at the direction of the Holders of a majority in aggregate principal amount of the Notes) may remove the Escrow Agent at any time by giving to the Escrow Agent and Company thirty (30) calendar days’ prior notice in writing. The Escrow Agent may resign at any time by giving to the Company and the Trustee thirty (30) calendar days’ prior written notice thereof.

(b) Within thirty (30) calendar days after receiving any notice of removal or notice of resignation from the Trustee or the Escrow Agent, the Company shall appoint a successor Escrow Agent reasonably acceptable to the Trustee. The Company shall cause any successor Escrow Agent to assume the obligations of the Escrow Agent hereunder or to enter into such other Escrow Agreement as may be reasonably acceptable to the Trustee. If a successor Escrow Agent has not accepted such appointment by the end of such 30-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be reimbursed by the Company.

(c) Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall deliver the Escrow Property then held hereunder to the successor Escrow Agent. Upon delivery of the Escrow Property to the successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01 Merger, Consolidation.

Any entity into which the Escrow Agent may be merged or which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any entity succeeding to all or substantially all the escrow or corporate trust business of the Escrow Agent shall be the successor Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 4.02 Escheat.

The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the appropriate state. The Escrow Agent shall have no liability to the Company, its heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property be subject to escheat.

Section 4.03 Notices.

Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, at its address or facsimile number set forth below:

If to the Company:

Good Technology Corporation

430 N. Mary Avenue, Suite 200

Sunnyvale, CA 94085

Attention: Senior Vice President and General Counsel

Fax No: (408) 212-7505

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C

650 Page Mill Road

Palo Alto, CA 94304-1050

Telephone No: (650) 493-9300

Fax No: (650) 493-6811

If to the Escrow Agent:

U.S. Bank National Association

Corporate Trust Services

633 West 5th Street, 24th Floor

LM-CA T24T

Los Angeles, CA 90071

Attention: Global Corporate Trust Services

Facsimile No.: (213) 615-6197

If to the Trustee:

U.S. Bank National Association

Corporate Trust Services

633 West 5th Street, 24th Floor

LM-CA T24T

Los Angeles, CA 90071

Attention: Global Corporate Trust Services

Facsimile No.: (213) 615-6197

Section 4.04 Governing Law.

This Agreement and the Escrow Agent’s appointment hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of laws principles thereof. The Escrow Agent’s jurisdiction for purposes of Sections 8-110 and 9-304 of the UCC shall be the State of New York. This Agreement shall inure to the benefit of the parties hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Escrow Agent may assign or transfer its rights under this Agreement to an affiliate (the “transferee”) without the prior written consent of any party hereto, provided that the Escrow Agent shall notify the Company and the Trustee in writing at least 30 days prior to such assignment or transfer and shall provide to the Company and the Trustee prior to such assignment or transfer an agreement executed and delivered by the Escrow Agent and the transferee indicating such assignment and the assumption by the transferee of all provisions contained in this Agreement together with all documents, filings, recordings and other action necessary to evidence the establishment of the Pledged Account and the creation and perfection of the security interest granted in the Escrow Property. All costs and expenses related to such assignment or transfer shall be borne by the Escrow Agent. For purposes of this Section 4.04, “affiliate” means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Escrow Agent, provided that “control” (including its correlative meanings “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

Section 4.05 Entire Agreement.

This Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property. All prior and contemporaneous negotiations and agreements between the parties on the matter contained in this Agreement are expressly merged into and superseded by this Agreement.

Section 4.06 Amendment.

This Agreement shall not be amended, in whole or in part except by a written instrument signed by the Company, the Trustee and the Escrow Agent. This Agreement may not be modified orally or by electronic mail (other than in PDF format).

Section 4.07 Waivers.

The failure of any party to this Agreement at any time to require performance of any provision under this Agreement shall not affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in one or more instances, shall not be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

Section 4.08 Headings.

The section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.09 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement and signature pages for all purposes.

Section 4.10 Severability.

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.11 Force Majeure.

In no event shall the Escrow Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Escrow Agent shall use shall use commercially reasonable efforts, consistent with accepted practices in the banking industry, to resume performance as soon as practicable under the circumstances.

Section 4.12 Venue; Consent to Jurisdiction.

(a) EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, SUCH TRANSACTIONS, AND (B) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. The parties also agree that service of process by certified or registered mail, return receipt requested, to the address referred to in Section 4.03 of this Agreement shall constitute adequate service. The Company and the Escrow Agent further agree that the Escrow Agent has the right to interplead all of the assets held hereunder into a court of competent jurisdiction to determine the rights of any Person claiming any interest herein.

(b) EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 4.13 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Escrow Agent, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Escrow Agent. The parties to this Agreement agree that they will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the U.S.A. Patriot Act.

Section 4.14 Security Advice.

The Company acknowledges that regulations of the Comptroller of the Currency grant the Company the right to receive brokerage confirmations of the security transactions as they occur. The Company specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

Section 4.15 Benefits of the Indenture.

In acting hereunder, the Trustee shall be entitled to all of the rights, privileges, immunities and protections given to the Trustee in the Indenture as if such rights, privileges, immunities and protections were set forth herein.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written.

Good Technology Corporation

By:	/s/ Ronald J. Fior
Name: Ronald J. Fior
Title: Chief Financial Officer

U.S. Bank National Association, as Escrow Agent

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

U.S. Bank National Association, as Trustee

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

EXHIBIT A

Investment Directions

Investment Vehicles

(limited to one fund only)

First American Prime Obligation Fund	FPZXX	31846V625

Fidelity Institutional Money Market Money Market Portfolio Class I(FMPXX)	FMPXX	316175207
Fidelity Institutional Money Market Prime Money Market Portfolio Class I(FIDXX)	FIDXX	316175405

Goldman Sachs FSQ Money Mkt (Inst)	FSMXX	38141W232
Goldman Sachs FSQ Prime Ob (Inst)	FPOXX	38141W364
Goldman Sachs FSQ GOVERNMENT INST	FGTXX	38141W273

U.S. Bank N.A. Open Commercial Paper	Based on term

Investment is solely in U.S. Bank NA commercial paper, rated A1+/P1 by S&P and Moody’s. While the CP is issued with a maturity date on or around 270 days, the funds are available at any time. You may add to or withdraw from the CP investment on any day, up to 3:00 p.m. central time. Funds are credited by the Money Center to the Trust same-day. Interest is paid monthly on the first business day, or the next business day thereafter.

Investment in any of the above requires written direction to the Escrow Agent. Please contact us for the applicable Investment form.

AUTOMATIC MONEY MARKET INVESTMENTS

INVESTMENT AUTHORIZATION LETTER AND

1.	ACCOUNT DESCRIPTION AND TERMS

In the absence of specific written direction to the contrary, the agent for the account(s) identified herein is hereby directed to invest and reinvest proceeds and other available moneys in the following fund as permitted by the operative documents on your behalf:

U.S. Bank Money Market Deposit Account

This account includes any and all existing and future sub-accounts, unless specific written instructions are given to exclude such accounts from this authorization. This is a FDIC insured deposit account.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/360). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.